Exhibit 10.28

CONFIDENTIAL

Georgia Banking Company, Inc 1776 Peachtree Rd NW, Suite 300 Atlanta, GA 30309 Attn: Board of Directors	October 10, 2026

Ladies & Gentlemen:

This letter and placement agent agreement (the “Agreement”) confirms the engagement of Performance Trust Capital Partners, LLC (“Performance Trust”) by Georgia Banking Company, Inc. (the “Company”) to act as financial advisor in connection with the Company’s evaluation of a public offering (“Offering”), including the proposed registration for resale, of equity securities (the “Securities”) of the Company (the “Transaction”) to one or more investors (“Investors”), and amends and restates in its entirety that certain letter and placement agent agreement, dated September 3, 2026.

1.	Scope of Engagement and Services

As the Company’s financial advisor regarding the Transaction, Performance Trust may provide certain expertise and administrative and other services to the Company in connection with the Transaction; however, the parties hereto acknowledge and agree that Performance Trust will not identify potential investors or engage in marketing the Transaction to such investors or serve in any other capacity as the Company’s placement agent for the Transaction. In connection with and in furtherance of the foregoing, Performance Trust will assist the Company pursuant to this Agreement by providing the following mutually agreed upon general financial advisory services, if requested:

(a)            advise and assist the Company in identifying and evaluating strategic and/or other transactional alternatives available to the Company regarding a public offering and developing approaches relating to any decided-upon course of action; and

(b)            assist the Company in the preparation of a prospectus, confidential investor presentation, or other marketing materials to be used in connection with the Transaction (“Offering Materials”), it being understood that the contents of the Offering Materials shall be the sole responsibility of the Company.

Any new or expanded engagement beyond what is expressly described herein will require the parties’ agreement and may require the parties to enter into additional documentation to reflect such new or expanded engagement. In no event shall Performance Trust be obligated to purchase the Securities for its own account or for the accounts of its customers.

2.	Agreements, Covenants, Representations, and Warranties of the Company

(a)            During the period of Performance Trust’s engagement hereunder, (i) the Company will not, and will cause its affiliates not to, discuss the Transaction (or any placement or sale of Securities) with any third parties (except through Performance Trust) and will promptly notify Performance Trust if it receives any inquiry concerning the Transaction; and (ii) represents, and warrants to, and covenants with, Performance Trust that it has not employed and will not employ any broker, placement agent (other than Performance Trust), or other person in connection with the Transaction.

(b)            The Company shall (i) fully cooperate with Performance Trust, (ii) promptly furnish to Performance Trust any and all due diligence materials, proposals, copies of any financial reports, any information and data concerning the Company relevant to the Securities or the Transaction, and the terms and conditions of the Offering, (iii) such other information concerning the business and financial condition of the Company and its affiliates, including Georgia Banking Company (the “Bank”) (such other information, the “Information”), and (iv) provide Performance Trust with full access to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel, and other consultants and advisors (collectively, “Company Representatives”) that Performance Trust may from time to time reasonably request.

(c)            The Company acknowledges and agrees that the Offering Materials are its own work product and that Performance Trust may rely on all Information furnished by the Company to Performance Trust for use in connection with the Transaction and further represents and warrants that, at all times during any Offering of the Securities, the Offering Materials will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company agrees that if, at any time prior to the closing date, any of the agreements contained in the preceding sentence would be incorrect if the Offering Materials were being furnished, and such representations were being made, at the closing date of the Offering, the Company will promptly notify Performance Trust and supplement the Offering Materials so that such representations will be correct in all material respects as of the closing date.

(d)            The Company agrees to cause to be furnished to Performance Trust, on the closing date of the Offering, copies of such opinions of counsel and other documents, letters, certificates, and opinions provided to Investors in the Securities as Performance Trust may reasonably request and that any such opinions of counsel and certificates shall be addressed to, or may be expressly relied upon by, Performance Trust. The Company agrees to advise Performance Trust prior to closing of the Transaction of all developments known to the Company materially affecting the Company or the accuracy of the Offering Materials. The Company hereby agrees that at each closing Performance Trust shall be entitled to rely on the representations and warranties made by the Company to Investors in the purchase or subscription agreement related to the sale of such Securities.

3.	Compensation and Expenses

(a)            Compensation. In consideration of the services provided by Performance Trust pursuant to this Agreement, Performance Trust will receive reimbursement of expenses (as set forth below) and indemnification. No fee will be due or payable by the Company in connection with the Transaction.

(b)            Expenses. Upon Performance Trust’s request from time to time, the Company agrees to promptly reimburse Performance Trust for all out-of-pocket expenses incurred by Performance Trust (including fees and disbursements of counsel, and of other consultants and advisors retained by Performance Trust) in connection with the matters contemplated by this Agreement, including, without limitation, (i) any such expenses arising from Performance Trust being requested to participate in any legal or regulatory proceeding and (ii) travel, food, and lodging costs. The Company also agrees to reimburse Performance Trust for all out-of-pocket expenses incurred by Performance Trust in connection with the establishment, maintenance, and use of any electronic data room and the obtaining of CUSIP numbers, if applicable, in connection with the Transaction, and all such expenses shall be billed by Performance Trust as separate line items; provided, however, that such data room and CUSIP expenses shall be payable in addition to, and shall not be included in, or counted against, any cap or other limitation on expense reimbursement set forth herein. All such expenses shall be reimbursable even if a Transaction contemplated by this Agreement is not consummated. Should it be necessary for Performance Trust or any of its representatives to appear before any administrative, judicial, governmental, or regulatory authority in connection with a Transaction for performing the services, the Company will provide additional compensation at Performance Trust's standard hourly rates for such services plus all reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys' fees and charges. The Company’s obligation to pay Performance Trust the foregoing fees and reimburse Performance Trust for its expenses as set forth herein shall not be subject to counterclaim or set-off or otherwise affected by any claim or dispute the Company may have involving Performance Trust or any other party.

(c)            As is customary, the Company and the Bank will bear all other expenses incurred in connection with the Transaction, including, without limitation, the cost of any third-party service providers including, but not limited to, compliance with blue-sky laws. In the event that Performance Trust incurs any such expenses on behalf of the Company or the Bank, the Company and the Bank will promptly reimburse Performance Trust for such expenses.

4.	Term and Termination

This Agreement shall remain in effect until earlier of the closing of a Transaction or its termination by either party. Either party may terminate this Agreement at any time, with or without cause, upon 10 calendar days’ prior written notice to the other party. Notwithstanding the foregoing, the provisions of Sections 2 (Covenants, Representations, and Warranties of the Company), 3 (Compensation and Expenses), 5 (Confidentiality), 6 (Disclosures), 7 (Use of Financial Models), 8 (Indemnification), 10 (Binding Effect), 11 (Governing Law), 12 (Entire Agreement), 13 (Independent Contractor; Non-Exclusive Relationship), and Appendix A and Appendix B shall survive termination. Any notice of termination must be provided in writing (email being sufficient).

5.	Confidentiality

Performance Trust will maintain in confidence all Information provided by the Company and will not disclose any such Information to any person or entity (other than to Performance Trust’s and its affiliates’ officers, employees, counsel, consultants or advisors who are participating in the engagement or otherwise have a need to know the information in order for Performance Trust to provide the services under this Agreement (collectively, “Performance Trust Representatives”)) unless (a) such information is in the public domain, (b) such information was in Performance Trust’s possession prior to being furnished to Performance Trust by the Company and is not subject to a confidentiality agreement, (c) the Company authorizes Performance Trust to disclose such information, including without limitation, as set forth in Appendix B and for the use in marketing materials, presentations, or Offering Materials, or (d) Performance Trust is required by any law, regulation, order, or rule of any governmental, regulatory, or supervisory authority to disclose such information, including to establish any due diligence defense.

6.	Disclosures

Performance Trust is a full-service securities firm engaged in securities trading and brokerage activities and provides investment banking and financial services. In the ordinary course of business, Performance Trust may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the account of its customers, in debt or equity securities of the Company, its affiliates, or other entities that may be involved in the Transaction.

Performance Trust and its affiliates may, from time to time, perform various investment banking and financial services for other clients who may have conflicting interests with respect to the Company or the Transaction. Specifically, Performance Trust may be engaged by other clients who are currently being, or in the future may be, considered as potential Investors in the Offering. Performance Trust will not use confidential information obtained from the Company pursuant to this engagement in connection with the performance by Performance Trust of services for other counterparties. The Company also acknowledges that Performance Trust has no duty to disclose to the Company, or use for the Company’s benefit, any information acquired while providing services to any other party, engaging in any transaction or carrying on any other business.

Furthermore, the Company acknowledges that Performance Trust and Performance Trust Representatives may have fiduciary or other relationships whereby Performance Trust or Performance Trust Representatives may exercise voting power over securities of various counterparties, which securities may from time to time include securities of the Company, potential purchasers of the Securities, or others with interests in respect of the Transaction. The Company acknowledges that Performance Trust and Performance Trust Representatives may exercise such powers and otherwise perform their functions in connection with such fiduciary or other relationships without regard to Performance Trust’s or Performance Trust Representatives’ relationship to the Company hereunder.

In addition to the disclosures contained in this Section 6, in providing the services under this Agreement, Performance Trust makes the disclosures contained in Appendix B hereto. The Company has discussed the disclosures provided under this Agreement in this Section 6 and in Appendix B and has consulted with its own internal and external advisors with respect to legal, tax, and accounting matters.

If the Company has any questions or concerns about the disclosures contained herein, the Company agrees to make those questions or concerns known immediately to Performance Trust.

7.	Use of Financial Models

The financial models and presentations used by Performance Trust in performing its services hereunder have been developed by and are proprietary to Performance Trust and are protected under applicable copyright law. The Company and the Bank will not reproduce or distribute all or any portion of such models or presentations without the prior written consent of Performance Trust.

8.	Indemnification

In connection with Performance Trust’s engagement pursuant to this Agreement, the Company agrees to the provisions with respect to indemnifying Performance Trust and other matters set forth in Appendix A to this Agreement, which forms an integral part of this Agreement and has the same force and effect as if expressly set forth in the body of this Agreement. The Company understands that if Performance Trust is asked to act for the Company in any other formal additional capacity relating to this engagement but not specifically addressed in this Agreement, such activities shall constitute separate engagements and the terms of any such separate engagements will be embodied in one or more separate written agreements as mutually agreed. The indemnity provision in Appendix A shall apply to any such separate engagements unless superseded by an indemnity provision set forth in a separate agreement applicable to any such additional engagement and shall remain in full force and effect regardless of any completion, modification, or termination of Performance Trust’s engagement.

9.	Press Release

Notwithstanding anything to the contrary herein, following the completion of the engagement, Performance Trust shall have the right to produce marketing “pitch” materials and place advertisements in financial and other newspapers or public forums, in each case at its own expense describing its services to the Company hereunder; provided such marketing “pitch” materials and advertisements do not violate any provisions of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

10.	Binding Effect

This Agreement will be binding upon Performance Trust, the Company and their respective successors. No waiver, amendment, or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound. If any legal provision in this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

11.	Governing Law

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. Each of the parties hereby irrevocably waives any right to trial by jury in any action, proceeding, or counterclaim (whether based upon contract, tort or otherwise) in connection with any dispute arising out of this Agreement or any conduct in connection with, or matters contemplated by, this Agreement. Each of the parties hereto irrevocably agrees that, except as otherwise set forth in this paragraph, any state or federal court sitting in New York County, the State of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or relating to this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts. The Company hereby agrees that service of any process, summons, notice or document by hand delivery or registered mail addressed to the Company, shall be effective service of process for any suit, action or proceeding brought in any such court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other court to whose jurisdiction the Company is or may in the future be subject. The Company further agrees that nothing herein shall affect Performance Trust’s right to effect service of process in any other manner permitted by law or to bring a suit, action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

12.	Entire Agreement

This Agreement is the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements, and understandings regarding the subject matter hereof.

13.	Independent Contractor; Non-Exclusive Relationship

Performance Trust is and will hereafter act as an independent contractor and not as an employee, fiduciary or agent of the Company, and nothing in this Agreement may be interpreted or construed to create any employment, partnership, joint venture, fiduciary, agency or other relationship between Performance Trust and the Company. The Company acknowledges and agrees that this Agreement will not restrict Performance Trust from serving as a financial advisor or from providing any other investment banking or broker-dealer services to other clients.

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Performance Trust looks forward to working with the Company on this engagement. Please confirm that the foregoing is in accordance with your understanding and agreement by signing and returning to Performance Trust the duplicate of this Agreement.

Sincerely,

Performance Trust Capital Partners, LLC

By:	/s/ William F. Brackett
William F. Brackett, Managing Director

The undersigned hereby agrees to the above terms as of the date first written above.

Georgia Banking Company, Inc.

By:	/s/ Bartow Morgan, Jr.
Bartow Morgan, Jr., CEO & Director

The undersigned hereby agrees to the above terms as of the date first written above, solely with respect to the obligations set forth under Section 2(b) (Agreements, Covenants, Representations, and Warranties of the Company), Section 3(c) (Compensation and Expenses), Section 7 (Use of Financial Models), Section 8 (Indemnification) and Appendix A, and the survival of each pursuant to Section 4 (Term and Termination) to the extent that such terms apply to the Georgia Banking Company.

Georgia Banking Company

By:	/s/ Bartow Morgan, Jr.
Bartow Morgan, Jr., CEO & Director

Appendix A

Indemnification Provisions

To the fullest extent permitted by applicable law, each of the Company and the Bank agree, jointly and severally, to indemnify and hold harmless Performance Trust, its affiliates and respective officers, directors, employees, agents, and each other entity or person, if any, controlling Performance Trust or any of their affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (each, an “Indemnified Person”) from and against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) (collectively, “Liabilities”), to which any such Indemnified Person may become subject arising out of or in connection with this Agreement; and shall reimburse the Indemnified Person for any legal or other expenses reasonably incurred (as they are incurred) by such Indemnified Person in connection with investigating, responding to, or defending any of the foregoing; provided however, the Company shall not be obligated to indemnify and hold harmless an Indemnified Person to the extent such Liabilities are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. Each of the Company and the Bank also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort, or otherwise) to either the Company or the Bank for or in connection with this Agreement, or any Transaction contemplated thereby, except to the extent that any liability for Liabilities or expenses incurred by the Company are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. Notwithstanding anything to the contrary in the foregoing, the indemnification obligation shall not apply to the Bank to the extent that the Bank’s federal or state banking regulators determine in writing that such obligation is prohibited by Section 23A or Section 23B of the Federal Reserve Act or Regulation W promulgated thereunder.

Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that Performance Trust and any Indemnified Person may from time to time receive subpoenas, civil investigative demands, examination requests, or other inquiries (collectively, “Regulatory Inquiries”) from governmental, judicial, supervisory, self-regulatory, or regulatory authorities, including, without limitation, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the U.S. Department of Justice, federal or state banking regulators, or any other similar authority (each, a “Regulator”). The Company further acknowledges that (i) Performance Trust and any Indemnified Person may be legally prohibited from providing notice of, or disclosing the existence, scope, or content of, any such Regulatory Inquiry until such time as the applicable Regulator permits such notice or disclosure; and (ii) compliance by Performance Trust or any Indemnified Person with any such Regulatory Inquiry, including responding, testifying, producing documents or information, or otherwise cooperating with a Regulator (collectively, “Regulatory Cooperation”), shall not constitute a breach of this Agreement or a waiver of any rights hereunder.

To the fullest extent permitted by applicable law, Liabilities and reasonable expenses incurred by any Indemnified Person arising out of or relating to any Regulatory Inquiry or Regulatory Cooperation shall be subject to the indemnification and reimbursement obligations set forth in this Appendix A; provided, however, that the Company shall have no indemnification obligation to the extent such Liabilities are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person.

If the foregoing indemnification shall for any reason be unavailable to any Indemnified Person or insufficient to hold it harmless, then, to the extent permitted by applicable law, the Company and the Bank, on the one hand, and Performance Trust, on the other hand, shall contribute to the aggregate Liabilities and expenses of the nature contemplated herein in such proportions as is appropriate to reflect the relative benefit to the Company and the Bank, on the one hand, and Performance Trust, on the other hand, received or proposed to be received by the Company from this Agreement or the services, or if such allocation is not permitted by a court of competent jurisdiction, then on a basis appropriate to also recognize the relative fault of the Company and Performance Trust in connection with any events or actions giving rise to the Liabilities as well as any other relevant equitable considerations.

Notwithstanding the foregoing provision to the contrary, the total contribution of Performance Trust shall not exceed the total fees paid to it by the Company under this Agreement. The relative benefits received by the Company and the Bank on the one hand and Performance Trust on the other hand in connection with this Agreement shall be deemed to be in the same respective proportions as the benefits received by the Company (and the Bank) bear to the total fees received by Performance Trust under this Agreement. For purposes of this Appendix A, each officer or director of each party to this Agreement, and each person, if any, that controls a party to this Agreement within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such party.

Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the Company or the Bank, notify the Company or the Bank in writing of the claim or the commencement thereof; but the omission to so notify the Company shall not relieve the Company or the Bank from any liability it may have to any Indemnified Person except to the extent that it has been materially prejudiced by such failure. For the avoidance of doubt, an Indemnified Person shall have no obligation to provide notice to the Company to the extent such notice is restricted, delayed, or prohibited by applicable law, regulation, or directive of a Regulator in connection with a Regulatory Inquiry, and any delay or failure to provide notice for such reason shall not relieve the Company of its indemnification obligations except to the extent the Company is materially prejudiced thereby and such prejudice is not attributable to such legal prohibition. In case any such action is brought against any Indemnified Person and it notifies the Company or the Bank of the commencement thereof, the Company and the Bank shall be entitled to participate therein and, to the extent that, by written notice delivered to each Indemnified Person promptly after receiving the aforesaid notice from an Indemnified Person, the Company and the Bank elect to assume the defense thereof, it may participate with counsel satisfactory to each Indemnified Person; provided, however, that if the defendants in any such action include both an Indemnified Person and the Company or the Bank and the Indemnified Person or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the Company, the Bank, the Indemnified Person or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or parties. Upon receipt of notice from the Company or the Bank to such Indemnified Person of its election so to assume the defense of such action and approval by the Indemnified Person of such counsel, the Company and the Bank shall not be liable to such Indemnified Person under this paragraph for fees of separate counsel, unless (i) such Indemnified Person shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Company and the Bank shall not have employed counsel satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the action, or (iii) the Company or the Bank shall have authorized the employment of counsel for such Indemnified Person at the expense of the Company or the Bank. The Company acknowledges that it shall not have the right to participate in, assume the defense of, or otherwise control any Regulatory Inquiry, nor shall it require any Indemnified Person to contest or resist any Regulatory Inquiry, if doing so would violate applicable law or the direction of a Regulator. Neither the Company nor the Bank shall be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there shall be a final judgment against the Indemnified Person, the Company and the Bank, on a joint and several basis, agree to indemnify the Indemnified Person from and against any Liabilities by reason of such settlement or judgment. Neither the Company nor the Bank shall, without prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought thereunder by such Indemnified Person, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such Indemnified Person, and (ii) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

Appendix B

Disclosures

Performance Trust is not undertaking to provide any advice relating to legal, regulatory, accounting, or tax matters. In furtherance thereof, the Company acknowledges and agrees that (a) it and its affiliates have relied and will continue to rely on the advice of their own legal, tax and accounting advisors for all matters relating to the Transaction and any other matters, and (b) neither it, nor any of its affiliates, has received, or has relied upon, the advice of Performance Trust or any of its affiliates regarding matters of law, regulation, taxation or accounting.

The Company acknowledges and agrees that Performance Trust’s engagement pursuant to this Agreement does not constitute an agreement or a commitment, express or implied, by Performance Trust or any of its affiliates to provide any type of financing to the Company or in connection with any Transaction. In performing the services hereunder, Performance Trust is not assuming any responsibility for the decision of the Company or any other party to pursue (or not to pursue) any business strategy or to effect (or not to effect) a Transaction.

The Company acknowledges that various employees of Performance Trust employees own shares of capital stock of the Company, which amount of shares is, in aggregate, de minimis. This creates a conflict of interest because Performance Trust may be incentivized to seek a higher (or lower) price for the Securities in the Transaction to maximize (or minimize) the value such employees’ investment in GBC. By signing this Agreement and continuing with the engagement hereunder, the Company acknowledges and understands the conflicts described above. The Company further represents that it has had the opportunity to be, or has been, represented by counsel in giving the waivers contained in this Appendix B.